Exhibit 10.14
________________, 2005
Ad.Venture Partners, Inc.
18 W. 18th Street, 11th Floor
New York, NY 10011
Re: Warrant Purchase Commitment of Managing Underwriters
Gentlemen:
     This letter is being delivered to you in connection with the Registration Statement on Form S-1 (File No. 333-124141) (as may be amended and supplemented from time to time, the “Registration Statement") that was initially filed by Ad.Venture Partners, Inc., a Delaware corporation (the “Company"), with the Securities and Exchange Commission (the “SEC”) on April 18, 2005, which relates to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units"), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock"), and two warrants, each of which are exercisable for one share of Common Stock (each, a “Warrant"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth on Schedule 1 hereto.
     In order to induce the Company to engage in the IPO and to take all steps necessary to effect the IPO, including the filing of amendments to the Registration Statement with the SEC, and in recognition of the benefit that such IPO will confer upon the undersigned as managing underwriters, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:
     (1) The undersigned shall, within the forty-five (45) calendar days commencing on the date separate trading of the Warrants commences (the “Separation Date") pursuant to provisions set forth in the warrant agreement governing the terms and conditions of such Warrants (the “Warrant Agreement"), purchase for the undersigned’s own account up to $        of Warrants in the public marketplace at prices not to exceed $0.70 per Warrant.
     (2) The undersigned shall not offer, pledge, sell, transfer or otherwise dispose of, either directly or indirectly, any Warrants purchased pursuant to this letter agreement until the Business Combination Date.
     This letter agreement shall be binding on the undersigned and his respective successors and assigns.
     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Very truly yours,
By:
Title:

Accepted and agreed as of the date hereof:
Ad.Venture Partners, Inc.

By:

Title:

Schedule 1
SUPPLEMENTAL COMMON DEFINITIONS
     Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.
     “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar type of combination, of one or more operating businesses in the technology, media or telecommunications industries, having, collectively, a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar type of combination.
     "Business Combination Date” shall mean the date upon which a Business Combination is consummated.
     "Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.